                                                                  EXHIBIT 10.4

1.   LEASE TERMS

     a.           DATE OF LEASE:                               May 14, 1998
                                        ------------------------------------------------------
     b.           TENANT:                      InfoSpace, Inc., a Delaware corporation
                                        -------------------------------------------------------
                  Trade Name:                  InfoSpace
                                        -------------------------------------------------------
                  Address (Leased Premises):   15375 & 15379 NE 90th Street, Redmond  WA  98052
                                             --------------------------------------------------
                  Building/Unit:               1/2 - 15375 & 15379
                                        -------------------------------------------------------
                  Address (For Notices):       15375 NE 90th Street Redmond  WA  98052
                                        -------------------------------------------------------
                  Facsimile:
                                        -------------------------------------------------------

     c.           LANDLORD:                    TIAA Realty Inc., a Delaware corporation
                                        -------------------------------------------------------
                  Address (For Notices):       730 Third Avenue, 7th Floor, New York, NY 10017
                                        -------------------------------------------------------

                  Facsimile: (212) 599-2468 with a copy to CB Richard Ellis, 8449 154th Avenue NE., Redmond,
                             --------------
                  Washington or to such other place as Landlord may from time to time designate by notice to Tenant.


     d.           TENANT'S USE OF PREMISES:      General Office for Internet directory service
                                                 ---------------------------------------------

     e.           PREMISES AREA: Approximately    14,852   Rentable Square Feet
                                               ----------

     f.           PROJECT AREA: Approximately     32,517   Rentable Square Feet
                                              -----------

     g.           TERM OF LEASE:  This Lease shall commence on July 13, 1998 or such earlier or later date
                                                               -------------
                  as is provided in Section 3 (the "Commencement Date"), and shall terminate on the last day of the sixty-first  (61st) full calendar month after the Commencement  Date (the "Expiration
                  Date").

     h.           BASE MONTHLY RENT: $         $4,085.00
                                        -----------------------------------------

     i.           RENT ADJUSTMENT (Initial):

-------------------
{PRIVATE
}LANDLORD _____
TENANT
-------------------

Step Increase:  If this provision is initialed, the step adjustment provisions of Section 4.b apply as follows:

         EFFECTIVE DATES
   (AFTER FIRST ENTRY, ALL MONTHS
   REFER TO FULL CALENDAR MONTHS)                 BASE MONTHLY RENT
--------------------------------------       ----------------------------
Commencement Date through
        1           full calendar month        As stated in Section 1(h)
-------------------                                   $1,447.00
        2           full calendar month         ----------------------
--------------------

     3      through     36                            $17,670.00
-----------         ------------                 -------------------
     37     through     61                            $19,678.00
-----------         ------------                 -------------------
     j.           PREPAID RENT:       $    0.00
                               ----------------------------------------------
     k.           CASH SECURITY DEPOSIT: $  19,678.00
                                         ------------------------------------
     l.           BROKER(S):        Craig Levine,  Leibsohn
                             ------------------------------------------------
     m.           GUARANTORS:       N/A
                              -----------------------------------------------
     n.           ADDITIONAL SECTIONS:

                  Additional sections of this lease numbered 29 through   32   are  attached
                                                                        -------
                  hereto and made a part hereof.  If none, so state in the following space   --
                                                                                          --------.
     o.           ADDITIONAL EXHIBITS:

                  Additional exhibits lettered D through     F       are attached hereto made a part
                                                        -------------
                  hereof.  If  none, so state in the following space   --
                                                                    ---------.

2.   PREMISES/COMMON AREAS/PROJECT.

     A. PREMISES. Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do. Tenant represents and warrants that it agrees with the square footage specified for the Premises and the Project in Section 1 and will not hereafter challenge such determination and agreement.

     B. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises, provided that no such changes shall materially adversely affect Tenant's use of or access to the Premises.

     C. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, provided only that upon such modification or alteration, the Project Area as set forth in Section 1(f) shall be adjusted to reflect such modification or alteration.

3.   TERM.

     The Commencement Date listed in Section 1 of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if painting of the portion of the Premises to be occupied by Tenant is complete by such date, but otherwise the Commencement Date shall be that date following the date on which the painting is actually complete. The parties acknowledge that as of the Commencement Date, Tenant shall be occupying only a portion of the Premises, and that after the Commencement Date Landlord shall be constructing tenant improvement work ("Landlord's Work") in accordance with the provisions of the Work Letter Agreement of even date herewith which is attached hereto as Exhibit F. Tenant acknowledges and agrees that it may experience some inconvenience during construction of Landlord's Work, and that Landlord shall not be in breach of any of its obligations under this Lease provided Landlord's Work is constructed in a manner generally consistent with construction industry standards. Tenant shall not be entitled to any damages for inconvenience, extra cleaning, temporary interruption of phone or electrical power or other matters which would typically arise during the operation of a business in proximity to a construction project. Landlord estimates that Landlord's Work shall be substantially completed (as that term is used in the construction industry) by September 1, 1998 (the "Completion Date"), but otherwise the Completion Date shall be first to occur of the following events (i) the date on which Landlord notifies Tenant that Landlord's Work is substantially complete (provided that Landlord shall give Tenant at least two weeks prior notice of the date of substantial completion), (ii) the date on which Tenant takes possession or commences beneficial occupancy of all of the Premises, or
     (iii) if substantial completion of Landlord's Work is delayed due to Tenant's failure to perform its obligations under this Lease, or to Tenant's occupancy of a portion of the Premises during construction of Landlord's Work, then the date determined by Landlord as the date upon which Landlord's Work would have been substantially completed, but for Tenant's failure to perform or occupancy during construction. Except as Landlord's Work is delayed due to Tenant's failure to perform its obligations under this Lease, or is delayed due to Tenant's occupancy of a portion of the Premises during construction of Landlord's Work, or delay in the Completion Date is due to causes beyond Landlord's reasonable control, which are more particularly set forth in Section 28(f) ("Force Majeure"), if the actual Completion Date is later than November 1, 1998 (more than 60 days after the estimated Completion Date), Tenant may, at its discretion, terminate this Lease by providing Landlord with written notice of termination no later than five (5) business days following November 1, 1998. If Tenant fails to provide Landlord notice of termination within the time period provided, Tenant shall be deemed to have waived its right to terminate the Lease as provided in this Section 3. Landlord shall confirm the Completion Date by written notice to Tenant. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. All provisions of this Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall become effective upon the first to occur of (a) the date that Tenant or its officers, agents, employees or contractors is first present on the Premises, whether for inspection, construction, installation or other purposes, or (b) such other date, if any, as may be specified in an Exhibit hereto.

4.   RENT.

     A. BASE MONTHLY RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's Base Monthly Rent and Tenant's Share of Expenses is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and fails to cure such breach within the applicable cure period, if any, and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, the rental abatement period shall be deemed extinguished, and there shall be immediately due from Tenant to Landlord, in addition to any damages otherwise due Landlord under the terms and conditions of the Lease, Base Monthly Rent prorated for the entirety of the rental abatement period at the average Base Monthly Rent for the Lease, plus any and all other charges (such as Expenses) that were abated during such rental abatement period.

          For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

     B. RENT ADJUSTMENT. STEP INCREASE. If Section 1.I. is initialed, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1.i.

     C. EXPENSES. The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses related to the Project. As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in
          Section 1.e, divided by the Project Area, as defined in Section 1.f, and "Tenant's Share of Expenses" shall mean total Expenses for the Project, multiplied by Tenant's Share, provided that Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord's discretion, to appropriately reflect the consumption of the expense or service. For example where some but not all premises in the Project have HVAC, Landlord may reallocate Project Expenses for HVAC to all premises utilizing HVAC to be apportioned on a per square foot basis, or could allocate to each premises utilizing HVAC the cost of maintaining that space's individual unit. In the event the average occupancy level of the Project for any year is less than ninety five percent (95%), the actual Expenses for such year shall be proportionately adjusted to reflect those costs which Landlord estimates would have been incurred, had the Project been ninety five percent (95%) occupied during such year.

          1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

               (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

               (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;

               (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

               (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

               (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

               (f) Landlord agrees that Expenses as defined in Section 4(c) shall not include leasing commissions; tenant improvement costs expended for Tenant or any other tenant in the Project; payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Project; depreciation of the capital cost of capital improvements except as provided at 4(c)(1)(d); Landlord's executive salaries, management fees in excess of market rates; costs resulting from defective design or construction of the Project; costs incurred in connection with entering into new leases; or costs of disputes under existing leases. In no event shall Expenses include any charge for which Landlord receives reimbursement from insurance or from another Tenant, nor shall any item of Expense be counted more than once, nor shall Landlord collect more than one hundred percent (100%) of Expenses.

          2) ANNUAL ESTIMATE OF EXPENSES, TENANT'S SHARE. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses for the coming year by multiplying the estimated annual Project Expenses by Tenant's Share.

          3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this Section 4.c.3.

          4) RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within ten (10) days of demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within ten (10) days of due date, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

5.   PREPAID RENT.

     Upon the execution of this Lease, Tenant shall, in addition to the payment of the first month's Rent as set forth in Section 4.a, pay to Landlord the prepaid Rent set forth in Section 1.j, and if Tenant is not in default of any provisions of this Lease, such prepaid Rent shall be applied toward Base Monthly Rent for the months set forth in Section 1.j. Landlord's obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent.

6.   DEPOSIT.

     Upon execution of this Lease, Tenant shall deposit with Landlord a cash security deposit. as forth in Section 1.k (the "Cash Security Deposit). In addition, Tenant shall, simultaneous with full execution of this Lease, execute a Security Agreement in, and deliver to Landlord a certificate of deposit (the "Certificate of Deposit") in the amount of One Hundred Eighty Thousand Dollars ($180,000) with a national bank having banking offices in New York City. Tenant shall be entitled to draw down the Certificate of Deposit (or provide a replacement Certificate of Deposit) at the end of each twelve (12) months of the Lease Term so as to reduce the Certificate of Deposit held by Landlord by the amount of Thirty-Six Thousand Dollars ($36,000) reduction per (12) month period.with Landlord. As used herein , the "Security Deposit" shall mean the Cash Security Deposit and the Certificate of Deposit, which may be utilized singly or in combination as Landlord may elect in its sole discretion. If Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate

     Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord in cash a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the security deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration of the initial Term of this Lease, Landlord shall return the Certificate of Deposit to Tenant. If Tenant is not in default at the expiration or termination of this Lease (whether or not extended), Landlord shall return the Cash Security Deposit to Tenant. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the Cash Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Cash Security Deposit.

7.   USE OF PREMISES AND PROJECT FACILITIES.

     Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.   HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES.

     a.   Hazardous Substances.
          --------------------

          (1) Presence and Use of Hazardous Substances.  Tenant shall not,
              ----------------------------------------
 without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as hazardous, dangerous, toxic or harmful (collectively referred to as "Hazardous Substances"), and/or is subject to regulation, statute or ordinance. With respect to any such Hazardous Substance, Tenant shall:

                       (i) Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers ;

                       (ii) Submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                       (iii) Within five (5) days of Landlord's request, submit written reports to Landlord regarding Tenant'suse, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

                       (iv) Allow Landlord or Landlord's agent or representative to come on the premises at all times to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances;

                       (v) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

                       (vi) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

          (2) Any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance with this Section 8, including Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

     b.  Cleanup Costs, Default and Indemnification.
         ------------------------------------------

          (1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

          (2) Tenant shall indemnify, defend and save Landlord and Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

            (3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

                       (i) At Landlord's option, to terminate this Lease immediately; and/or

                       (ii) To recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's attorneys' fees and costs.

      c.  Disposal of Waste.
          -----------------

          (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

      d.  Disruptive Activities.  Tenant shall not:
          ---------------------

          (1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises;

          (2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          (3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

          (4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

                (5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

9.   SIGNAGE.

     All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

10.  PERSONAL PROPERTY TAXES.

     Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.  PARKING.

     Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. The Project's current parking ratio is three (3) stalls per 1,000 square feet of rentable area, which shall not be reduced below three stalls per 1,000 square feet of rentable area except as may be needed to accomplish compliance with changes in governmental regulations.

12.  UTILITIES.

     Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises and not otherwise charged as part of Tenant's Share of Expenses and shall be responsible for procuring and paying for janitorial and waste disposal services. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

13.  MAINTENANCE.

     Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building, the heating, ventilating and air conditioning system servicing the Premises, and the Common Areas, including but not limited to the bathrooms on the second floor; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14.  ALTERATIONS.

     Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises; provided, that Tenant may, at the time of requesting Landlord's consent, also request Landlord to make an election whether to require Tenant to remove the requested alterations and Landlord shall make such election if Landlord approves the alterations. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

     Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

15.  RELEASE AND INDEMNITY.

     A. TENANT INDEMNITY. Except as otherwise provided in this section, Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of

          Tenant, or of any such entity in the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8.b AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     B. LANDLORD INDEMNITY. Except as otherwise provided in this Section 15, Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and attorney's fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss or damage to, any property proximately caused by the intentional misconduct or sole negligence of Landlord or of any employee, agent, servant or contractor of Landlord in the Common Areas. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to actions or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees to the extent of their negligence.
          LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF
          SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM..
                                                                         -

     C. RELEASE. Notwithstanding any other provision of this Lease, Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15.c shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's breach of its express obligations under this Lease, unless Tenant had actual knowledge of the breach prior to the occurrence of the actual damage and failed to notify Landlord.

     D. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the

          "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

     E. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16.  INSURANCE.

     Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of
     Section 15. Landlord and its management contractor shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 13 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. In addition, Tenant hereby independently releases Landlord from any and all claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks that would have been insured against under any insurance policy required by this Lease to be carried by Tenant, even if Tenant failed to so carry the required insurance. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A+XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; shall be on an occurrence basis; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

17.  DESTRUCTION.

     If during the term, more than 40% of the Premises or more than 20% of the Project (or, during the last year of the term, more than 20% of the Premises or the Project) are destroyed from any cause, the Premises are rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.  CONDEMNATION.

     A. TAKING. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

     B. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

19.  ASSIGNMENT OR SUBLEASE.

     Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord will not unreasonably withhold for tenants meeting Landlord's then existing standards of creditworthiness and use. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 35% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to public issuance or trades of stock traded or issued through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorney's fees incurred in connection with such request, whichever is greater.

     No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20.  DEFAULT.

     The occurrence of any of the following shall constitute a default by
     Tenant: (a) a failure to pay Rent or other charge when due; provided that Landlord shall not exercise any of its rights under this Section 20(a) until Landlord has given Tenant notice of such default and a cure period of three (3) days from receipt of such notice, and Tenant has failed to pay such rent or other charge within such cure period; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in monetary default under this Lease shall be conclusively deemed an abandonment and vacation) or (c) failure to perform any other provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(c) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, provided further that if more than thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

21.  LANDLORD'S REMEDIES.

     Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the net present value of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default, provided that in no event shall Landlord recover more damages than the actual monetary losses incurred by Landlord as a result of Tenant's default.

23.  ENTRY ON PREMISES.

     Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times with reasonable notice except in cases of emergency for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this
     Section 22, provided only that this release shall not apply to physical damage to persons or property to the extent caused by Landlord's gross negligence or willful misconduct. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23.  SUBORDINATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit and prepaid Rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24.  NOTICE.

     Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in Section 1 hereof by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or facsimile; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail.

25.  WAIVER.

     No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26.  SURRENDER OF PREMISES; HOLDING OVER.

     Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires, wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 125% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4.c.3.

27.  LIMITATION OF LANDLORD'S LIABILITY.

     In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord interest in the Project and the rents and proceeds thereof.

28.  MISCELLANEOUS PROVISIONS.

     a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

     b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

     c.   LANDLORD'S CONSENT.   Any consent required by Landlord under this
          Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion except as otherwise expressly provided in this lease.

     d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Tenant. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

     e. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If

          Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

     f. FORCE MAJEURE. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

     g. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

     h. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

     i. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

     j. CLEAN AIR ACT. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

29.  TERMINATION OF EXISTING LEASE.

     Tenant currently leases space from Landlord located at 8424 154th Avenue N.E, Redmond, Washington, pursuant to a Lease dated August 28, 1996 (the "Existing Lease"). On the Completion Date of this Lease, the Existing Lease shall terminate as by expiration of its term and subject to all of the restoration obligations (including removal of telephone and computer wiring), security deposit accounting, and the like attendant on expiration of the term of the Existing Lease.

30.  OPTION TO RENEW.

     Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one (1) successive period of sixty (60) months (the "Extended Term") with six (6) months prior written notice to Landlord. If Tenant has defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend the Lease for the Extended Term shall automatically terminate. Tenant's right to extend the Lease for the Extended Term is personal to Tenant and may not be exercised by any subtenant or assignee of Tenant. Tenant's extension rights apply to all of the Property under lease to Tenant a the time. From and after the commencement of the Extended Term, all of the terms, covenants and conditions of the Lease shall continue in full force and effect as written, except that Base Rent for the Extended Term shall be at the then-prevailing market rate for new leases for similarly improved and situated premises in the Project, but not less than the last month of the then current term.

31.  RIGHT OF FIRST OPPORTUNITY.

     This Right of First Opportunity shall apply to the area shown in double crosshatching on Exhibit A hereto and labeled "Expansion Space." At such time as Landlord intends to offer all or part of the Expansion Space for lease, Landlord shall so notify Tenant, which notice shall include the terms (rate, term, etc.) on which Landlord intends to offer the Expansion Space or part thereof (the "Offered Space"). If Landlord is offering a portion of the Expansion Space in conjunction with other, adjacent space, Landlord may designate the entirety of such offered space as the Offered Space. Tenant shall have three (3) business days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the Offered Space on the terms stated in Landlord's notice or to enter into a lease for the Offered Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. If Tenant does not enter into a lease for the Offered Space as provided in the proceeding sentence, this Right of First Opportunity shall immediately and without further action by Landlord terminate in its entirety. This Right of First Opportunity shall be exercisable by Tenant only if Tenant is in possession of the Premises under this Lease and is not then nor has ever been in default under this Lease. Notwithstanding any other provision of this Section, this Right of First Opportunity shall expire at the expiration of the initial term of this Lease.

32.  LETTER OF CREDIT.

     As security for Tenant's performance of its obligations under this Lease, and in consideration for Landlord's agreement to pay the Tenant Allowance as provided in the Work Letter Agreement and to enter into this Lease, Tenant shall, upon full execution of this Lease, provide Landlord an irrevocable letter of credit in the amount of One Hundred Eighty Two Thousand Dollars ($182,000) in form and content attached hereto as Exhibit
     G. The Letter of Credit shall be reduced by Thirty-Six Thousand Dollars ($36,000) at the end of each year of the Term of the Lease, and shall expire at the end of the Lease Term. Tenant shall pay all of the costs associated with the Letter of Credit, including without limitation the costs of renewal. The Letter of Credit shall be a separate contract between Landlord and the issuing bank, provided that Landlord shall not draw upon the Letter of Credit unless Tenant is in default under this Lease beyond the applicable Section 20 cure period.

     Landlord:    TIAA REALTY INC., a Delaware corporation
                  ----------------------------------------
                  By:  Teachers Insurance and Annuity Association
                       of America, a New York Corporation, its
                       authorized representative.

                  By:  /s/  James Garofalo
                       -------------------
                       James Garofalo

                  Its: Assistant Secretary
                       -------------------


     Tenant:      Infospace, Inc., a Delaware corporation
                  ---------------------------------------


                  By:  /s/ Naveen Jain
                       ---------------
                       Naveen Jain

                  Its: President

STATE OF       New York         )
                                )ss.
COUNTY OF      New York         )

     I certify that I know or have satisfactory evidence that James Garofalo
                                                              --------------
is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the Assistant Secretary of Teachers Insurance &
                                     --------------------   --------------------
Annuity Association to be the free and voluntary act of such party for the uses
-------------------
and purposes mentioned in the instrument.


Dated:     7-17-98    .                    /s/  Deborah A. Reese
      ----------------       --------------------------------------------------
                                               (Signature)
                                           Deborah A. Reese
                             --------------------------------------------------
                                                (Print Name)
                             Notary Public, in and for the State
                             of   New York , residing at  Queens
                                  --------                ---------------------
                             My Commission Expires     1-20-00
                                                   ----------------------------

STATE OF      Washington          )
                                  )ss.
COUNTY OF     King                )

     I certify that I know or have satisfactory evidence that Naveen Jain is the
                                                              -----------
person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the
instrument and acknowledge it as the           President            of
                                     ------------------------------
     Infospace, Inc.    to be the free and voluntary act of such party for the
-----------------------
uses and purposes mentioned in the instrument.


Dated:     7-18-98    .      /s/ Linda L. Brandt
         -------------       ------------------------------------------------
                                          (Signature)

                                Linda L. Brandt
                             ------------------------------------------------
                                          (Print Name)

                             Notary Public, in and for the State of Washington,
                             residing at    Redmond
                                        -------------------------------------
                             My Commission Expires     9/25/99
                                                   --------------------------

                                   EXHIBIT A

                                 (THE PREMISES)

                                   EXHIBIT B

                                 (THE PROJECT)



     Cross hatched area denotes Project.



LEGAL DESCRIPTION: (Building 1/2)

     Lot 1 of Pacific Business and Technical Center, a Binding Site Plan, as recorded in Volume 134 of Plats, Pages 17 through 22, records of King County, Washington, under Recording No.

                                   EXHIBIT C

                              TENANT SIGN CRITERIA

     The following signage criteria have been established for the purpose of allowing sufficient business identification for businesses locating within WestPark and Pacific Business & Technical Center. The criteria have also been established for the purpose of maintaining the overall appearance by providing maximum continuity with the environment and an architectural integration with the project. The signage guidelines are in accordance with the Redmond Community Development Code, Section 20c.20.230. No deviation from these criteria will be permitted without Landlord's and City of Redmond's prior written approval. Conformity will be strictly enforced. Any sign installed without approval of the Landlord will be brought into conformance at the expense of the Tenant.

                                  REQUIREMENTS
                                  ------------

I.   EXTERIOR SIGNAGE, BUILDINGS 1 - 10 AND A - P
     --------------------------------------------

     1.   Landlord shall provide the following signage at no cost to Tenant:

          a) Tenant's name and suite number on all exterior project directories and one (1) mailbox.
          b)  Tenant's suite number on front entry transom glass.
          c) Tenant's name and suite number on rear transom glass where applicable.

     2. Method of attachment, location, color and size shall be in standard conformance as determined by Landlord and shall be approved by Landlord and City of Redmond prior to installation.

     3. Tenant shall have one (1) exterior sign per leased premises. No additional exterior signage shall be allowed on the face of the structure.

     4. Tenant shall be responsible for coordinating the construction, installation and payment of building mounted company signs through Landlord's approved vendor.

     5. With the submittal of each set of construction drawings for tenant improvements, a request for approval to add the tenant's name to the building shall be made.

     6. If no tenant improvements are required, tenant shall submit copy of exterior signage layout to Landlord for final approval prior to submitting to City for permit process.

     7. No signage is allowed except for Tenant's company name who Leases premises.

     A.   PACIFIC BUSINESS & TECHNICAL CENTER, BUILDING 1-2
          -------------------------------------------------

          1. The signage shall be located on the facade as designated by the Landlord. The designated facade will encompass the Tenant's space per attached approved drawings.

          2. The letters for each tenant shall be 12" maximum, dimensional foam letters. All signs shall be painted a uniform color, either black or a color to match the building trim color. The letters will be mounted with adhesive directly to the building surface. Maximum sign coverage will not exceed 25 square feet. Maximum overall length not to exceed 12.5 feet. Maximum overall height not to exceed 24 inches. Tenant signage may contain no more than two rows of information provided that the total sign area of 25 square feet is not exceeded and the number of rows of information presents a professional appearance. All signage must be submitted to Landlord for Landlord's approval.

          3. Logos separate from lettering may be allowed and if so allowed shall not exceed 24 inches by 24 inches, to be included within
                                                                       ------
               the 25 square feet allowed in item Two (2) of this Section. All logos must be submitted to Landlord for Landlord's approval..

          5. All wall signage to be installed between panel joints. All signs installed at first floor level shall be at same height. All signs installed at second floor level shall be at same height.

          6. Compliance with above criteria shall be effective immediately for all new Tenants. Current Tenants shall comply no later than September 30, 1994.

     B.   PACIFIC BUSINESS & TECHNICAL CENTER, BUILDINGS 3 - 10
          -----------------------------------------------------

          1. Building mounted company signage shall consist of individual 9" or less high dimensional styrofoam letters in a type style of Helvetica Medium upper and/or lower case, painted to match building trim as may be changed from time to time by Landlord. Maximum line length shall not exceed 10 feet. Maximum of two (2) lines or 20 square feet over tenant's entrance door.

     C.   WESTPARK, BUILDINGS A - P
          -------------------------

          In accordance with the previously established and adopted sign program for WestPark, the following specifications outline more specifically the nature of the intended signage.

          1. Tenants' names will be limited to the upper facade of the individual tenant space. First-floor-only tenants may locate signage over main entry doors where possible and with Landlord's written approval. Tenants on the second floor and 2-story tenants shall locate signage on the panel designated by Landlord.

          2. The letters for each tenant shall be 12" maximum, dimensional foam letters painted of a color approved by the Landlord. The letters will be mounted with adhesive directly to the building surface. Maximum sign coverage will not exceed 25 square feet. Maximum overall length not to exceed 12.5 feet. Maximum overall height not to exceed 24 inches. Tenant signage may contain no more than two rows of information provided that the total sign area of 25 square feet is not exceeded and the number of rows of information presents a professional appearance. All signage must be submitted to Landlord for Landlord's approval.

          3. Logos separate from lettering may be allowed and shall not exceed 24 inches by 24 inches, to be included within the 25 square feet
                                                      ------
               allowed in item Two (2) of this Section. All logos must be submitted to Landlord for Landlord's approval.

II.  OTHER SPECIFICATIONS, BUILDINGS 1 - 10 AND A - P
     ------------------------------------------------

     A.   DIRECTORY
          ---------

          1. Each Tenant shall be allowed a space on the building directory sign, if applicable.

          2. Method of attachment, location, color and size shall be in standard conformance and shall be solely up to the Landlord's approval.

     B.   MEZZANINE TENANTS
          -----------------

          1. Each mezzanine Tenant shall be allowed a space on the entry sign located at the building lobby, if applicable, and signage on their individual entrance door.

     C.   WINDOW GRAPHICS
          ---------------

          1. The Tenant sign order attached provides the window sign guidelines. The signs will be located on the window closest to the front door. The copy color shall be white. Logo style and color to be approved by Landlord and City of Redmond.

          2. The style, color and size of the individual company's name shall be standard and in conformance with the Landlord's approval. Landlord reserves the right to modify window signage design based on Tenant's corporate type style and/or format. (See attached sign order).

          3. No electrical or audible signs will be permitted except those which presently exist in project or which may be required by the Americans With Disabilities Act.

          4. Except as provided herein, no advertising placards, banners, pennants, names, insignia trademarks, "sandwich boards" or other descriptive material shall be affixed or maintained upon the glass, exterior walls, landscaped areas, street, or parking areas.

          The following is an example of a standard layout for window identification graphics for WestPark and Pacific Business & Technical Center and WestPark. NOTE: the
                                ----
          example is a flush-left layout. Your layout may not be flush left depending on the position of your window .

--------------------------------------------------------------------------------------
                                                               36"
                                                       ------------------------

          [CB/KOLL]                                    ---------       8"
                                                                     [__]                LOGO


                                                                     [_______]           TENANT NAME


                                                                                         SUB COMPANY

                                                                     [_______]

               CB/KOLL MANAGEMENT SERVICES
               LEASING OFFICE


     ALL COPY IN WHITE                                  ALL COPY IN WHITE
--------------------------------------------------------------------------------------

     (LOGO SYMBOL IN COLOR, ALL OTHER COPY MUST BE IN WHITE:)
     (IF NO ARTWORK PROVIDED, HELVETICA MEDIUM TYPE WILL BE USED:) REGARDING THE 11" X 36" TENANT I.D. ZONE:
     IF THE TENANT'S NAME OR LOGOTYPE WILL FIT ON:
               1 LINE,   THEN MAXIMUM LETTER HEIGHT ALLOWED IS 8"
               2 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 5"
               3 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 3"

                                   EXHIBIT D

                               PREMISES CONDITION

     BLDG/UNIT:     1/2 - 15375
                    -----------

                              QUANTITY AND/OR SIZE
                              HEIGHT, LENGTH, ETC.

     ITEM:

       XX    STANDARD IMPROVEMENTS ONLY
      ----

             STANDARD IMPROVEMENTS PLUS THOSE SHOWN BELOW
      ----

     PARTITIONS:  NA

     CEILINGS:  NA

     DOORS:  NA

     FLOOR COVERING:  NA

     PLUMBING:    NA

     LIGHTS:  NA

     SWITCHES:  NA

     WALL ELECTRICAL OUTLETS:  NA

     TELEPHONE OUTLETS:  NA

     AIR CONDITIONING OR VENT FAN:  NA

     AIR CONDITIONING HOOK UP:  NA

     WATER HEATER:  NA

     PAINTING:  NA

     SIGNAGE: Landlord to provide allowance of $500.00 for building standard signage.

     OTHER:   All remaining improvements shall be as approved and required by
Landlord and referenced on Exhibit F.

                                                             INITIAL
                                                             Lessor:__________
                                                             Lessee:__________

                                   EXHIBIT E

                            (RULES AND REGULATIONS)


1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4. The directory of the building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. Landlord will furnish Tenant, free of charge, with three keys to each entrance and exit door to the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

12. Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is property identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Landlord reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

14. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

15. Tenant shall not obtain for use on the Premises ices, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

22. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building or Project.

26. Without the written consent of Landlord, Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT F

                             WORK LETTER AGREEMENT

     This Work Letter Agreement, is entered into as of the 14th day of July, 1998 by and between TIAA Realty, a Delaware corporation ("Landlord") and InfoSpace, Inc., a Delaware corporation ("Tenant").

                                   RECITALS:

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit "A" attached to the Lease.

     B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.   COMPLETION SCHEDULE

     Within five (5) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises, and the Commencement Date for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Schedule shall become the basis for completing the Tenant Improvement work.

2.   TENANT IMPROVEMENTS

     Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

3.   TENANT IMPROVEMENT PLANS

     Landlord and Tenant have agreed on a space plan and initial construction drawings by Robert S. Miller, Landlord's architect, dated May 15, 1998. Based upon such space plan and initial construction drawings, Robert S. Miller shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

4.   NON-STANDARD TENANT IMPROVEMENTS

     Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed
1.65 watts per rentable square foot; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (e) Landlord has reasonably determined that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

5.   FINAL PRICING AND DRAWING SCHEDULE

     Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 hereof.

6.   CONSTRUCTION OF TENANT IMPROVEMENTS

     After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7.   PAYMENT OF COST OF THE TENANT IMPROVEMENTS

     a. Landlord hereby grants to Tenant a "Tenant Allowance" of One Hundred Eight-Two Thousand and no/100s Dollars ($182,000). Such Tenant Allowance shall be used only for:

          (1) Payment of the cost of preparing the space plan, the initial construction drawings and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

          (2) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

          (3) Construction of the Tenant Improvements, including, without limitation, the following:

               (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

               (b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

               (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

               (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

               (e) All fire and life safely control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

               (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

               (g)  Testing and inspection costs.

               (h) Contractor's fees, including but not limited to any fees based on general conditions.

          (4) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises.

     b. The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 7a above, the excess shall be paid or bonded by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

     c. In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs in excess of the Tenant Allowance shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans it such changes are inconsistent with Paragraphs 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

     d. In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of

Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.


                              LANDLORD:

                              TIAA REALTY, INC., a Delaware corporation


                              By:  Teachers Insurance and Annuity
                                    Association of America, a New York
                                    corporation, its authorized
                                    representative

                              By:  /s/ James Garofalo
                                  ---------------------------------------
                                  James Garofalo
                                  Assistant Secretary


                              TENANT:

                              INFOSPACE, INC., a Delaware corporation


                              By: /s/ Naveen Jain
                                  ---------------------------------------
                                  Naveen Jain
                                  Its:  President

                                      -6-